Exhibit-16

July 17, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Smith Barney Principal PLUS Futures Fund L.P. II

Commissioners:

We have read the statements made by Smith Barney Futures Management LLC (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Fund's Form 8-K report dated July 9, 2002. We agree with the statements concerning our Firm in such Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP